Exhibit 5.1

Tel-Aviv, March 28, 2019

To:

Therapix Biosciences Ltd.

4 Ariel Sharon Street

HaShahar Tower, 16th Floor

Givattaim Israel 5320047

Ladies and Gentlemen:

Re: Registered Direct Offering of ADSs Under a Prospectus Supplement

We have acted as Israeli counsel for Therapix Biosciences Ltd., an Israeli company (the “Company”) in connection with the offer and sale (the “Offering”) by the Company of: (i) an aggregate of 642,853American Depositary Shares (the “ADSs”), each ADS consisting of forty (40) of the Company’s ordinary shares, NIS 0.1 par value per share (the “Ordinary Shares”) and totaling to an amount of 25,714,120 Ordinary Shares (the “Underlying ADSs Shares”) directly to various purchasers (each, an “Purchaser” and, collectively, the “Purchasers”) (hereinafter, the “Offering”). The Company and the Purchasers entered into a Securities Purchase Agreement dated March 28, 2019 for the purchase of the ADSs (the “Securities Purchase Agreement”). The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-225745) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related base prospectus which forms a part of and is included in the Registration Statement, and the related prospectus supplement dated March 28, 2019 (the “Prospectus Supplement”, together with the base prospectus, the “Prospectus Supplement”).

In rendering the opinion set forth below, we have examined and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Prospectus Supplement, the Company’s Articles of Association as amended, resolutions of the Board of Directors (the “Board”) and the resolutions of the committees of the Board which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In such examination, we have assumed, without independent investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (iv) the legal capacity of all natural persons. With respect to the Securities Purchase Agreement which is governed by and construed in accordance with the laws of the State of New York, we have assumed that these agreements comply with and do not violate the laws of the State of New York. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations, certificates or comparable documents of officers and representatives of the Company.

Members of our firm are admitted to the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per ADS in such amount and form as shall be determined by the Board or the persons authorized by the Board, the Underlying ADSs Shares, when issued and sold in the Offering in accordance with and in the manner described in the Prospectus Supplement and the Securities Purchase Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K dated March 28, 2019, which is incorporated by reference into the Registration Statement and to the use and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus Supplement and the accompanying base prospectus forming part of the Prospectus Supplement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may hereafter be brought to our attention after the date of the prospectus supplement that may alter, affect, or modify the opinions expressed herein.

This opinion letter is being furnished only to the addressees in connection with the transactions described above and is solely for their benefit. This document may not be provided to any other person or relied upon or quoted for any other purpose or by any other person without our prior written consent.

Sincerely yours,

 /s/ Horn & Co. – Law Offices

Horn & Co. - Law Offices